Exhibit 10.19

AMENDMENT TO CONSIGNMENT AGREEMENT

DATE	April 2, 2009

PARTIES

Mitsui & Co. Precious Metals, Inc, a Delaware Corporation (Mitsui)

AMI Doduco Inc, 1003 Corporate Lane, Export, PA15632 (AMI Inc)

AMI Doduco GmbH, Im Altgefall 12, 75181 Pforzheim, Germany (AMI GmbH)

AMI Doduco Espana, S.L., Calle Manises 1, Pozuelo de Alarcon, 28224 Madrid, Spain (AMI Espana)

RECITALS

1.	Mitsui and AMI Inc entered into the Consignment Agreement, dated as of September 24, 2005 (as amended, restated supplemented or otherwise modified from time to time, the “Consignment Agreement”).

2.

AMI GmbH and AMI Espana, have in the past received consigned goods subject to the terms and conditions of the Consignment Agreement and will, effective the date of this Amendment Agreement, formally accede as parties to the Consignment Agreement.

NOW THEREFORE, for and in consideration of the agreements herein made and other good and valuable consideration, the parties hereto agree as follows:

AMENDMENTS

1.	The Definition of “Consignee” in Appendix A, subparagraph 4 shall be deleted in its entirety to read “”Consignee” shall mean the entity specified in each Confirmation which shall be either:

AMI Doduco Inc
1003 Corporate Lane
Export, PA15632
Telephone: (212) 355-2900
Facsimile: (215) 272-0461

AMI Doduco GmbH	AMI Doduco GmbH
Im Altgefall 12	Breite Seite 1
75181 Pforzheim, Germany	74889 Sinsheim, Germany
Telephone:	Telephone:
Facsimile:	Facsimile:

AMI Doduco Espana, S.L.,
Calle Manises 1
Pozuelo de Alarcon
28224 Madrid, Spain
Telephone:
Facsimile:

2.	The parties agree that the Consignment Agreement has not terminated as a result of any failure to comply with the formal rollover requirements set forth in Clause 5 of the Consignment Agreement,

II. MISCELLANEOUS

1.

Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment and with respect to the Agreement as amended hereby.

2.

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

3.	Definitions. All capitalized terms used in this Amendment (but not defined herein) shall have the same meaning ascribed to them in the Agreement.

4.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without reference to Choice of Law doctrine.

5.

Agreement Continuation. Except as amended hereby, all other terms and conditions of the Agreement shall remain the same and in full force and effect. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

6.	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

MITSUI & CO. PRECIOUS METALS INC.

By:	/s/ Tim Gardiner

Name:	Tim Gardiner
Title:	President & CEO

AMI DODUCO GMBH

By:	/s/ Drew A. Moyer

Name:	Drew A. Moyer
Title:	Director

AMI DODUCO, INC

By:	/s/ Drew A. Moyer

Name:	Drew A. Moyer
Title:	President

AMI DODUCO ESPANA, S.L.,

By:	/s/ Drew A. Moyer	By:

Name:	Drew A. Moyer	Name:
Title:	President	Title: